UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    January 27, 2005

Reebok International Ltd.

(Exact name of registrant as specified in its charter)

MA	1-9340	04-2678061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1895 J.W. Foster Boulevard Canton, Massachusetts		02021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   (781) 401-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Attached and incorporated herein by reference as Exhibit 99.01 is a copy of a press release of Reebok International Ltd. (the “Company”) dated January 27, 2005, reporting the Company’s preliminary financial results for the quarter and fiscal year ended December 31, 2004.  The information contained in this report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing of the Company with the SEC, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

In the press release furnished with this report, the Company provides certain non-GAAP financial measures, including (i) a comparison of net income and earnings per diluted share for the fourth quarter of 2004, excluding the effect of a one-time income tax benefit, with net income and earnings per diluted share for the fourth quarter of 2003, (ii) a comparison of net income and earnings per diluted share for fiscal year 2004, excluding the effect of certain one-time tax benefits from new legislation and resolution of certain outstanding tax matters as well as a one-time after-tax charge resulting from the early redemption of the Company’s $250 million debentures in the second quarter of 2004, with net income and earnings per diluted share for fiscal year 2003, (iii) that excluding The Hockey Company and the effects of currency, the Company’s accounts receivable increase at December 31, 2004 was in line with the Company’s constant dollar sales growth in the quarter, and (iv) that, excluding The Hockey Company and the effects of currency, the Company’s inventory at December 31, 2004 increased $40 million over the prior year’s comparable amount.  In each case, the Company provides these non-GAAP financial measures because it believes they assist the reader’s understanding of the quarter over quarter and year over year comparisons, as applicable, by eliminating the effects of certain one-time events.  These measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

99.01       Press release dated January 27, 2005 announcing Registrant’s preliminary results for the quarter and fiscal year ended December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 28, 2005

REEBOK INTERNATIONAL LTD.

By:	/s/ Kenneth Watchmaker

Kenneth I. Watchmaker

Executive Vice President and

Chief Financial Officer

EXHIBIT LIST

99.01	Press release dated January 27, 2005 announcing Reebok International Ltd.’s preliminary results for the quarter and fiscal year ended December 31, 2004.